Ref: 635-97
Client: Horizon
Date: 27th March 97

                                                                   EXHIBIT 10.49
                                LEASE AGREEMENT


      This AGREEMENT is made this 27th day of March 1997 between DigiCOURSE INC., a corporation organized and existing under the laws of the State of Louisiana, United States of America, with its principal place of business at 5200 Toler Street, Harahan, Louisiana, U.S.A. (hereinafter "DigiCOURSE") and Horizon Exploration Limited ("LESSEE") with its principal place of business at 6 Pembroke Road, Sevenoaks, Kent TN13 1XR.

         IN CONSIDERATION OF the mutual covenants and undertakings herein, the parties agree as follows:

1.       LEASE EQUIPMENT

         1.1 DigiCOURSE hereby leases to LESSEE the following equipment (hereinafter "Equipment"), under the terms and conditions set forth below:



=========================================================================================================
    QTY         DESCRIPTION               PART NO.          UNIT PRICE         DAILY            TOTAL
                                                                               LEASE         DAILY LEASE
---------------------------------------------------------------------------------------------------------
     6      Streamer Mount CMX          9000-4012/22        $8,825.00          $28.00          $168.00
---------------------------------------------------------------------------------------------------------
     3      CTX Electronics FSK         9000-4022/11        $4,595.00          $14.00           $42.00
---------------------------------------------------------------------------------------------------------
                                                                      TOTAL DAILY LEASE        $210.00
=========================================================================================================


2.       LEASE PAYMENTS

         2.1 LESSEE shall pay to DigiCOURSE for lease of the Equipment the sum of $210.00 per day for a minimum of 60 days. Lease payments shall be made monthly and shall be due and payable within thirty days (30) of receipt of LESSEE of LESSOR's statement. Lease shall begin to accrue upon delivery of Equipment of LESSEE at DigiCOURSE's facility in Harahan, Louisiana.

         2.2 Freight or shipping charges incurred in delivery and/or redelivery of Equipment, at cost plus 12% handling charge, shall be paid by LESSEE.

         2.3 Payments made pursuant hereto shall be calculated and made based upon United States dollars. Sales computed in other currencies shall be converted into United States dollars at the exchange rate for bank transfers from such currency to United States dollars as quoted by the head office of Citybank, N.A. on the date said payments become due.

Ref: 635-97
Client: Horizon
Date: 27th March 97

3.       TERM AND TERMINATION:

         3.1 If LESSEE is in default on any payments due to DigiCOURSE for a period of thirty (30) days after written notice thereof; or defaults in performing any other term or condition of this Agreement and remains in default for a period of thirty (30) days after notice, or is adjudicated a bankrupt, or goes into liquidation or receivership, or if a majority of LESSEE's equitable ownership is transferred, DigiCOURSE shall have the right to terminate this Agreement upon written notice to LESSEE.

         3.3 Termination of this Agreement for any reason shall not, unless otherwise provided, affect (a) obligations accruing prior to the effective date of termination, or (b) any obligations which, from the context hereof, are intended to survive termination.

4.       PERFORMANCE BY DigiCOURSE

         4.1 DigiCOURSE shall deliver the Equipment leased to LESSEE in good condition, and free from any repairs or defects.

         4.2 DigiCOURSE shall cause LESSEE to be in peaceable possession and enjoyment of the Equipment during the continuance of the lease.

         4.3 DigiCOURSE shall use its best faith efforts to make available to LESSEE, on as timely a basis as possible, parts required to effect necessary repairs on the leased Equipment during the term of the lease.

         4.4 DigiCOURSE agrees to preserve in strict confidence and not disclose to third parties any information of a proprietary nature received from LESSEE and designated as confidential.

5.       PERFORMANCE BY LESSEE.


         5.1 LESSEE shall make itself familiar with, and shall at all times abide by, all literature or communications supplied by DigiCOURSE and pertaining to the assembly, installation, use, and/or safety aspects of the leased Equipment.

         5.2 Upon termination of this Agreement for any reason, LESSEE Shall discontinue use of the Equipment and return same to DigiCOURSE at DigiCOURSE's facility in Harahan, Louisiana, in good condition and running order, ordinary wear and tear excepted.

         5.3 Title to the Equipment shall at all times remain in DigiCOURSE, and LESSEE has no right to, and agrees not to attempt to, encumber or alienate same.

         5.4 LESSEE agrees to prepare and submit to DigiCOURSE, prior to the last day of every month during the term of this Lease, A complete written list of all leases Equipment (including serial numbers) In LESSEE's possession.

         5.5 LESSEE agrees to preserve in strict confidence and not disclose to third parties any information of a proprietary nature received from DigiCOURSE and designated as confidential.

Ref: 635-97
Client: Horizon
Date: 27th March 97

6.       LOSS/DAMAGE/REPAIR OF EQUIPMENT

         6.1 DigiCOURSE agrees to preform all normal and necessary repairs arising out of the ordinary and intended use of the equipment. DigiCOURSE also agrees to assume the warranty set forth in section 8 below, with respect to any inherent defects of the Equipment.

         6.2 LESSEE shall at its own expense make any repairs as may be required due to its negligent use or misuse of the Equipment, and shall permit DigiCOURSE to inspect the Equipment at reasonable times to ascertain the condition and operation thereof.

         6.3 Only parts supplied by DigiCOURSE shall be used to repair the Equipment. If LESSEE is responsible for such repairs, DigiCOURSE will provide the necessary parts for LESSEE's account at DigiCOURSE's list price. In the event that DigiCOURSE is unable to provide LESSEE with repair parts within a reasonable time, DigiCOURSE shall use its best faith efforts to locate the necessary parts elsewhere and shall either secure such parts itself or authorize LESSEE to do so.

7.       INDEMNITY BY DIGICOURSE

         7.1 DigiCOURSE shall indemnify and hold LESSEE harmless from any and all costs or damages resulting from any patent infringement suit brought against LESSEE as a result of LESSEE's use of the Equipment.

         7.2 LESSEE agrees to notify DigiCOURSE promptly of any charge of infringement made, or any such action commenced in reference thereto, and to forward to DigiCOURSE copies of all correspondence received by LESSEE, or papers served upon LESSEE, in connection with such charge of infringement.

                 LESSEE agrees that DigiCOURSE shall have the option of defending any such action with counsel of DigiCOURSE's own choosing or of paying for LESSEE's counsel, and LESSEE further agrees to cooperate with DigiCOURSE in defending any such action.

8.       WARRANTY

         8.1 DigiCOURSE warrants to LESSEE that the Equipment leased hereunder is free from defects in workmanship or materials for one year from date of lease.

         8.2 In the event of a defect, malfunction or other failure of the Equipment not caused by misuse or damage to the Equipment while in the possession of LESSEE, DigiCOURSE will repair or replace said Equipment or DigiCOURSE's sole option.

         8.3 This warranty is in lieu of all other warranties, express or implied, including any implied warranty of merchantability or fitness for a particular purpose. Under no circumstances shall DigiCOURSE be liable to LESSEE or any other person for any special damages, including incidental or consequential damages, whether arising out of breach of warranty, breach of contract or otherwise.

9.       PURCHASE OPTION

         9.1 DigiCOURSE grants LESSEE the option to purchase the Equipment as of the last day of

Ref: 635-97
Client: Horizon
Date: 27th March 97

                 any calendar month during the term of this lease. Up to 100% of the listed sales price of the Equipment will be discounted by eighty-five percent (85%) of the total lease rental payments paid by LESSEE as of that date.

10.      ASSIGNABILITY AND AMENDMENT

         10.1 If LESSEE attempts to assign this Agreement or subject to the Equipment to anyone other than LESSEE's affiliate company without DigiCOURSE's written consent, DigiCOURSE may terminate this Agreement and retake possession of the Equipment.

         10.2 This Agreement may be amended only by written instrument signed by authorized representative of both parties and contains the entire understanding between the parties.

11.      CONSTRUCTION AND APPLICABLE LAW

         This Agreement shall be construed and governed in accordance with the laws of the State of Louisiana, U.S.A.

12.      NOTICES

         12.1    Notices and payments shall be addressed:

                 DigiCOURSE, INC.
                 5200 Toler Street
                 Harahan, LA 70123

                 Horizon Exploration Limited
                 6 Pembroke Road,
                 Sevenoaks,
                 Kent
                 TN13 1XR

         IN WITNESS WHEREOF, this Agreement has been executed by authorized representatives of each party of the day and year first above written.

                 DigiCOURSE, Inc.

                 By       /s/ [illegible signature]

                 Date:    2nd April 97

                 Horizon Exploration Limited:

                 By:      /s/ George Purdie

                 Date:    10/4/97